UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2023

BBX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events

Acquisition of Additional Equity Interests in the Altman Companies

As previously disclosed, in November 2018, BBX Capital Real Estate LLC (“BBXRE”), a wholly-owned subsidiary of BBX Capital, Inc. (“BBX Capital” or the “Company”), acquired a 50% equity interest in The Altman Companies LLC (the “Altman Companies”), a joint venture between BBXRE and Joel Altman that develops and manages multifamily rental apartment communities. Pursuant to the operating agreement of the Altman Companies, BBXRE agreed to acquire an additional 40% equity interest in the Altman Companies from Mr. Altman in January 2023 for a purchase price of $9.4 million, subject to certain adjustments (including reimbursements for predevelopment expenditures incurred at the time of the acquisition), at which time BBXRE would also acquire control and decision-making authority for all significant operating and financing decisions related to the Altman Companies as of and subsequent to the acquisition. Further, Mr. Altman also had the right, at his option or in other predefined circumstances, to require BBX Capital to purchase his remaining 10% equity interest in the Altman Companies for $2.4 million, at which time Mr. Altman would no longer serve as an employee of the Altman Companies and no longer have an equity interest in the Altman Companies provided that Mr. Altman would be entitled to retain his membership interests, including his decision making rights, in the managing member of any development joint ventures that were originated prior to BBXRE’s acquisition of additional equity interests in the Altman Companies from Mr. Altman.

On January 31, 2023 (the “Acquisition Date”), BBXRE closed on the acquisition of the additional 40% equity interests in the Altman Companies for $8.1 million, reflecting the base purchase price of $9.4 million, an additional $0.1 million of reimbursements for predevelopment expenditures incurred at the time of the acquisition, and a downward adjustment of $1.4 million to reflect an estimated working capital deficit calculated pursuant to the terms of the operating agreement. Pursuant to the terms of the operating agreement, the final working capital adjustment amount will be determined by BBXRE and Mr. Altman following the closing and may result in the payment of additional consideration to Mr. Altman or a refund to BBXRE.

In connection with the acquisition of the 40% interest from Mr. Altman, BBXRE also agreed to acquire the remaining 10% equity interest owned by Mr. Altman. Pursuant to the terms of the modified arrangement, the parties agreed that Mr. Altman will remain employed by the Altman Companies and that the remaining $2.4 million payment for the interest will be deferred until the earlier of (i) the termination of Mr. Altman’s employment from the Altman Companies or (ii) November 30, 2028 (the “Final Payment Date”). In addition, the parties agreed to the following terms related to new development projects commencing subsequent to the Acquisition Date:

●
With respect to certain proposed development projects in predevelopment, Mr. Altman will be entitled to invest in the managing member of any joint venture formed to invest in such projects as if his relative ownership percentage in the Altman Companies was still 10% if the projects commence prior to the Final Payment Date.

●
With respect to certain proposed development projects that were determined to be unlikely to proceed and for which Mr. Altman did not receive reimbursement for his share of predevelopment expenditures at closing, BBXRE agreed to reimburse Mr. Altman for his share of predevelopment expenditures if such projects ultimately proceed at a later date prior to the Final Payment Date. Further, if the projects commence prior to the Final Payment Date, Mr. Altman will also be entitled to invest in the managing member of any joint venture formed to invest in such projects as if his relative ownership percentage in the Altman Companies was still 10%.

●
With respect to all other projects that commence prior to the Final Payment Date, Mr. Altman will be required to invest in the managing member of any joint venture formed to invest in such projects as if his relative ownership percentage in the Altman Companies was 10%. However, in such case, his investment in the ventures will be entitled to profits similar to those earned by non-managing members rather than the profits to which BBXRE will be entitled as the managing member.

If Mr. Altman does not invest in the additional joint ventures, BBXRE will be entitled to offset his required capital contribution against the deferred $2.4 million payable to Mr. Altman.

As a result of the transaction, BBXRE is now entitled to nominate all members of the executive committee responsible for the management of the Altman Companies (although BBXRE currently expects to continue to nominate Mr. Altman as a member of the committee) and is deemed to have acquired control and decision-making authority for all significant operating and financing decisions related to the Altman Companies. Further, BBXRE will have decision-making authority for all significant operating and financing decisions for the managing member of any development joint venture that is sponsored and formed by the Altman Companies subsequent to the Acquisition Date. However, as discussed above, Mr. Altman has retained his membership interests, including his decision-making rights, in the managing member of any development joint ventures that were originated prior to BBXRE’s acquisition of additional equity interests in the Altman Companies from Mr. Altman.

Accounting for the Acquisition

Through January 31, 2023, the Company accounted for its investment in the Altman Companies under the equity method of accounting, as BBXRE and Mr. Altman jointly managed the Altman Companies and shared decision-making authority for all significant operating and financing decisions through such date.

As a result of the acquisition, the Company will now consolidate the Altman Companies in its financial statements as of the Acquisition Date using the acquisition method of accounting, which requires that the assets acquired and liabilities assumed associated with an acquiree be recognized at their fair values at the acquisition date. As a result, the Company will remeasure the carrying value of its current equity interests in the Altman Companies at fair value as of the Acquisition Date, with any resulting remeasurement adjustment recognized in the Company’s statement of operations during the three months ended March 31, 2023, and expects to recognize goodwill based on the difference between (i) the fair values of the identifiable assets and liabilities of the Altman Companies at the Acquisition Date and (ii) the aggregate of the consideration transferred (measured in accordance with the acquisition method of accounting) and the fair values of the Company’s current equity interest and any noncontrolling interests in the Altman Companies at the acquisition date.

Further, the Company expects that it will consolidate the managing member of any new development joint ventures that are sponsored and formed by the Altman Companies which commence subsequent to the Acquisition Date. However, because Mr. Altman will generally retain his decision-making rights in the managing member of development joint ventures that were originated prior to the Acquisition Date, the Company expects that it will continue to apply the equity method of accounting to those joint ventures.

The acquisition is not a significant acquisition as defined by Rule 11-01(b) of Regulation S-X.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2023
BBX Capital, Inc.

By:	/s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer